Exhibit 99.1
1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Adam Reiffe, VP, Investor Relations - 201-847-6927
Media: Fallon Mcloughlin, Director, Public Relations - 201-258-0361

BD Announces CFO Transition Plan

Provides Preliminary Revenue for Fourth Quarter and Full Year Fiscal 2025

FRANKLIN LAKES, NJ (Oct. 15, 2025) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, announced today a transition plan under which Chris DelOrefice, executive vice president and chief financial officer (CFO), will depart the company effective Dec. 5, 2025, to pursue a new professional opportunity. The company is conducting a search to identify a permanent successor. Vitor Roque, senior vice president of finance, business units and corporate financial planning and analysis, has been named interim CFO and will assume the role effective upon DelOrefice’s departure. Roque will work with DelOrefice and the company’s leadership teams to facilitate a smooth transition.

“Chris has been an important part of our Executive Leadership Team over the past four years as we delivered on our BD 2025 strategy and transformed our portfolio to lead in the evolving healthcare landscape,” said Tom Polen, chairman, CEO and president of BD. "As we transition, Vitor brings extensive knowledge of the company having served in a broad range of finance leadership roles over his two decades at BD across our regions, business units and segments while also supporting key acquisitions. His strong finance and leadership capabilities position him well to serve as interim CFO as we continue to deliver on our strategic goals.”

Preliminary Revenue Results for Fourth Quarter and Full Year Fiscal 2025
In conjunction with the transition announcement, the company is providing the following selected unaudited preliminary results for the fourth quarter and full year fiscal 2025 which ended Sept. 30, 2025:
•Fourth quarter preliminary unaudited revenue of approximately $5.9 billion, which represents an estimated increase of approximately 8.3% on a reported basis, 7.0% on a currency-neutral basis and 3.9% on an organic basis.
•Full year preliminary unaudited revenue of approximately $21.8 billion, which represents an estimated increase of approximately 8.2% on a reported basis, 7.7% on an adjusted currency-neutral basis and 2.9% on an organic basis.
Polen continued, “While we continue to navigate a dynamic macro environment that had a greater than anticipated impact this quarter in areas we have been closely monitoring, specifically Pharmaceutical Systems vaccines and Biosciences academic and government research, we delivered strong growth across multiple areas including the BD Interventional segment, Advanced Patient Monitoring and Medication Delivery Solutions. Looking ahead, we continue to execute on our strategy and are taking further action to unlock value, including investments in areas of opportunity to drive growth and continued margin momentum. I look forward to sharing more on our New BD strategy and expectations for fiscal 2026 on our upcoming earnings call.”

Full Year Fiscal 2025 Adjusted Diluted Earnings Per Share Outlook
The company expects to deliver full year fiscal 2025 adjusted diluted earnings per share (EPS) at or above the midpoint of its previously issued guidance.
BD's adjusted diluted EPS for fiscal 2025 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. The company's expected adjusted diluted EPS for fiscal 2025 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, separation-related costs, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains are inherently uncertain and difficult to predict and are unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a material impact on GAAP measures of BD’s financial performance. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2025 fiscal year in relation to our underlying 2024 fiscal year performance.

Conference Call and Presentation Materials
As previously announced, the company will host an audio webcast at 8 a.m. (ET) on Thursday, Nov. 6, 2025 to discuss its financial results for its fourth quarter and full year fiscal 2025, which ended on Sept. 30, 2025. The audio webcast can be accessed at BD’s investor relations website at www.bd.com/investors. Prior to the call, the company will issue a news release and related presentation materials that will include summary financial information for the quarter and year. The news release and related presentation materials will be made available at www.bd.com/investors.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include preliminary revenue growth rates on a currency-neutral, adjusted and organic basis. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States. BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period-to-period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our operating results, and to understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison to other companies within the medical technology industry. Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted revenues for the full year fiscal 2024 which excludes the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024, because we believe these items affect the comparability of the periods presented.

We also present preliminary revenue growth rates for the fourth quarter and full year fiscal 2025 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to the prior periods.

Organic Revenue growth denotes foreign currency-neutral revenues further adjusted for the impact to revenues from acquisitions and divestitures during the first 12 months post-acquisition/divestiture.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to rounding. Percentages presented are calculated from the underlying amounts.

Preliminary Financial Information
This news release also includes financial information that is presented as of Sept. 30, 2025, which is preliminary and has been prepared internally by management, and has not been audited, reviewed or compiled by our independent registered public accounting firm and is subject to change. BD’s actual results remain subject to the completion of management’s final review and other closing and audit procedures and may differ materially from such financial information included in this news release due to the completion of our financial closing procedures, audit procedures and final adjustments. These preliminary estimates are not a comprehensive statement of our financial results for the fourth quarter or full fiscal year ended Sept. 30, 2025, and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary financial results.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its more than 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/, X (formerly Twitter) @BDandCo or Instagram @becton_dickinson.
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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, statements relating to future revenues, margins and earnings per share. All such statements are based upon current expectations and assumptions of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to such forward-looking statements, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to macroeconomic conditions and their impact on our operations and health care spending generally, including any impact of disruptions in the global transportation networks or other aspects of our supply chain on our ability to source raw materials, components and energy sources needed to produce our products, labor constraints or disputes, inflationary pressures, volatility resulting from the imposition of and changing policies around tariffs, currency rate fluctuations, and increased interest rates and borrowing costs; conditions in international markets, including geopolitical developments such as the evolving situations in Russia and Ukraine, the Middle East and Asia, which could adversely impact our operations; competitive factors including technological advances and new products or novel medical therapies introduced by competitors; product efficacy or safety concerns, changes to the labeled use of our products, non-compliance with applicable regulatory requirements regarding our products (such as non-compliance of our products with marketing authorization or registration requirements resulting from modifications to such products, or other factors, including, but not limited to, with respect to BD Alaris™ System and infusion sets, BD Vacutainer™ and BD Pyxis™ products) resulting in product recalls, lost revenue or other actions being taken with respect to products in the field or the ability to continue selling new products to customers (including restrictions on future product clearances and civil penalties), product liability or other claims and damage to our reputation, including products we acquire through acquisitions; changes to legislation or regulations impacting the U.S. or foreign health care systems, changes in medical or clinical practices or in patient preferences, potential cuts or freezes in governmental research or other health care spending, or governmental or private measures to contain health care costs, such as China’s volume-based procurement tender process or changes in pricing and reimbursement policies, which could result in reduced demand for our products or downward pricing pressure; policy and regulatory changes implemented by the U.S. federal government, including the elimination, downsizing, and reduced funding of certain government agencies and programs, as well as changes in the policy positions of such agencies; new or changing laws and regulations impacting our business (including the imposition of tariffs, such as those relating to countries in which we do business), sanctions or other trade barriers, changes in tax laws, new environmental laws and regulations (such as those related to climate change or materials of concern), new cybersecurity, artificial intelligence or privacy laws, or changes in laws impacting international trade, including import and export licensing requirements, or anti-corruption and bribery, or changes in reporting requirements or enforcement practices with respect to such laws; the adverse impact on our business or products of past, current or future information and technology system disruptions, breaches or breakdowns, including through cyberattacks, ransom attacks or cyber-intrusion, and any investigations, legal proceedings, liability, expense or reputational damage arising in connection with any such events; increased labor costs and labor shortages or disputes; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; adverse changes in regional, national or foreign economic conditions, including any impact on our ability to access credit markets and finance our operations; risks relating to our overall indebtedness; the possible impact of public health crises on our business and the global health care system, which could decrease demand for our products, disrupt our operations or the operations of our customers and companies within our supply chain, or increase transportation costs; interruptions in our manufacturing or sterilization processes or those of our third-party providers, including any restrictions placed on the use of ethylene oxide for sterilization; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; the overall timing of the replacement or remediation of the BD Alaris™ Infusion System and return to market in the U.S., which may be impacted by, among other things, customer readiness, supply continuity and our continued engagement with the FDA; our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation, investigations, subpoenas, settlements, fines, penalties and/or other sanctions (as described in BD’s filings with the Securities and Exchange Commission (the "SEC")); the issuance of new or revised accounting standards; risks associated with the proposed combination of BD's Biosciences and Diagnostic Solutions business with Waters, including the anticipated benefits of the proposed transaction and the expected timing of completion of the proposed transaction, as well as other factors discussed in BD’s filings with the SEC. There can be no assurance that the proposed combination will in fact be completed, in the manner described or at all. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
PRELIMINARY SUPPLEMENTAL REVENUE INFORMATION
PRELIMINARY RECONCILIATION OF REPORTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Three Months Ended September 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	Preliminary BD Reported 2025	2024	Preliminary FX Impact	Preliminary Reported	Preliminary FXN
TOTAL REVENUES	$5,890	$5,437	$75	8.3	7.0
Less: Inorganic revenue adjustment(1)	170	—	3	NM	NM
Organic Revenue	$5,720	$5,437	$72	5.2	3.9
"NM" denotes that the percentage change is not meaningful.
(1) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.

BECTON DICKINSON AND COMPANY
PRELIMINARY SUPPLEMENTAL REVENUE INFORMATION
PRELIMINARY RECONCILIATION OF REPORTED REVENUE CHANGE TO ADJUSTED REVENUE CHANGE TO ORGANIC REVENUE CHANGE
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

				D = (A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	Preliminary BD Reported 2025	2024	Preliminary FX Impact	Preliminary Reported	Preliminary FXN
TOTAL REVENUES	$21,840	$20,178	$30	8.2	8.1
Add: Reduction for government legislative and legal matters(1)	—	67	—	(100.0)	(100.0)
Adjusted Total Revenues	$21,840	$20,245	$30	7.9	7.7
Less: Inorganic revenue adjustment(2)	977	—	1	NM	NM
Organic Revenue	$20,863	$20,245	$29	3.1	2.9
"NM" denotes that the percentage change is not meaningful.
(1) Represents the recognition of accruals relating to the Italian government medical device pay back legislation, as well as another legal matter, and which substantially relate to years prior to fiscal year 2024.
(2) Inorganic revenue adjustment is defined as the amount of incremental revenue attributable to acquisitions and the revenue decline attributable to divestitures during the first 12 months post-acquisition/divestiture. Acquisitions include: Advanced Patient Monitoring in the Medical Segment.